Exhibit 99.1




For Immediate Release               Contact:William J. Small
                                            Chairman, President and CEO
                                            First Defiance Financial Corp.
                                            (419) 782-5015
                                            bsmall@first-fed.com

                  FIRST DEFIANCE ANNOUNCES 2003 ANNUAL EARNINGS


         HIGHLIGHTS

     o Annual EPS for 2003 of $1.91 compared to $2.28 ($0.94 from continuing operations after cumulative effect adjustment) for 2002.

     o Fourth quarter 2003 net income of $0.44 per share compared to $.35 ($0.43 per share from continuing operations) in the 2002 fourth quarter.

     o Fourth quarter 2003 net interest income increased by 20.9% over prior year fourth quarter. Net interest margin for quarter was 3.51%.

     o Loan charge-offs only 0.15% (annualized) of total loans for 2003 fourth quarter and just .05% of average loans for the full year; asset quality ratios improved from 2003 third quarter.

     DEFIANCE, OHIO (January 19, 2004) - First Defiance Financial Corp. (NASDAQ:
FDEF) today announced net income of $12.1 million or $1.91 per diluted share for the year ended December 31, 2003 compared to $15.1 million or $2.28 per diluted share for the year ended December 31, 2002. The 2002 net income amount includes a total of $8.9 million classified as discontinued operations related to the Company's former Leader Mortgage Company subsidiary (The Leader), which was sold in the second quarter of 2002. First Defiance reported $6.2 million of income, or $0.94 per share, from continuing operations for the year ended December 31, 2002 ($6.4 million or $0.97 per share excluding the $194,000 or $0.03 per share cumulative effect adjustment for a change in accounting for goodwill). The 2003 earnings per share represents a 96.8% increase over 2002 earnings per share from continuing operations.

     For the quarter ended December 31, 2003, First Defiance reported net income of $2.8 million or $0.44 per diluted share compared to $2.3 million or $0.35 per diluted share reported for the fourth quarter of 2002. Net income from continuing operations for the 2002 fourth quarter was $2.8 million or $0.43 per share. The 2002 fourth quarter results included an after-tax charge of $494,000, or $0.08 per share, to recognize revised estimates of purchase price adjustments associated with the sale of The Leader.

     "Our results continue to improve, as do the measures that we use to evaluate our performance," said William J. Small, First Defiance's Chairman, President and Chief Executive Officer. "For the year we had a return on average equity of 9.97%, return on assets of 1.24% and an efficiency ratio of 60.31%. While there is still room for improvement, these performance ratios are indicators of the successful execution of our community financial services strategy. By continuing to offer desirable and competitive financial service products and outstanding personalized customer service through our expanding banking center network, we believe we can continue to improve these results."

Net Interest Income Growth Highlights Quarter

     Net interest income for the 2003 fourth quarter increased to $8.0 million from $6.6 million for the same period in 2002. Interest income increased by $658,000, to $12.9 million, for the three months ended December 31, 2003 from $12.3 million for the same period in 2002 while interest expense decreased by $721,000 between those same two periods, to $5.0 million from $5.7 million. The increase in interest income is the result of the increase in First Defiance's loan portfolio, which had an average balance of $731.7 million for the 2003 fourth quarter compared to $560.4 million for the same period in 2002. Most of the growth in the loan portfolio has been in commercial real estate loans, which increased by $93.8 million from the end of 2002 to the end of 2003. Commercial loans grew by $23.4 million during that same period and home equity loan balances increased by $14.0 million. A portion of that growth was attributable to the acquisition of banking center offices in Findlay, Ottawa and McComb, Ohio during the second quarter of 2003. Those three offices brought totals of $35.4 million, $16.8 million and $1.8 million of commercial real estate, commercial and home equity loans, respectively.

     While the growth in interest income was due to an increase in the Company's loan portfolio, the reduction in interest expense was a result of a 99 basis point drop in First Defiance's cost of interest-bearing liabilities, from 3.21% in the 2002 fourth quarter to 2.32% in the 2003 fourth quarter. As a result, interest expense dropped despite a $124.8 million increase in the average balance of interest-bearing deposits, a $12.7 million increase in Federal Home Loan Bank advances and a $8.7 million increase in other interest-bearing liabilities between the 2002 and 2003 fourth quarters. Net interest margin was 3.51% for the three months ended December 31, 2003 compared to 3.40% for the same period in 2002. The results for the 2003 fourth quarter also represent an improvement over the 2003 third quarter when First Defiance reported a net interest margin of 3.46%.

Gain on Sale of Loans Drops for Quarter, but Other Sources of Non-Interest Income Grow

     As expected, First Defiance reported a lower level of non-interest income for the 2003 fourth quarter as gains from the sale of mortgage loans declined to $583,000 for that period compared with $2.3 million during the fourth quarter of 2002. However, the Company's other sources of non-interest income all showed growth as service fees increased by $197,000, or 18.8%, to $1.2 million in the three months ended December 31, 2003 compared to $1.0 million during the last quarter in 2002; insurance and security sales commission income increased by $149,000, or 20.0%, to $895,000 for the 2003 fourth quarter from $746,000 for the 2002 fourth quarter; and income from bank owned life insurance (BOLI), which was purchased during the fourth quarter of 2002, increased by $48,000 to $192,000 for the 2003 fourth quarter compared to $144,000 in the same period in 2002. First Defiance also realized $656,000 of gains in the securities portfolio during the 2003 fourth quarter. There were no security gains or losses during the 2002 fourth quarter.

     "The drop in gains from our mortgage business was expected as the refinance boom finally cooled when rates rose during the 2003 third quarter," said Mr. Small. "We believe that the results of the fourth quarter are more representative of what we'll see for 2004, although interest rates are still at attractive levels. The drop in gain on sale income is being offset by our improving margin as well as improvement in our other sources of non-interest income."

Expenses for Quarter Up Just 2.9% Despite Banking Center Expansion

     Despite the addition of the three acquired banking centers in June, First Defiance's total non-interest expense for the 2003 fourth quarter increased by just $183,000 or 2.7% compared with the prior year fourth quarter. Compensation and benefits costs increased to $4.2 million for the 2003 fourth quarter compared with $3.7 million in the 2002 fourth quarter and occupancy costs increased to $812,000 from $719,000 between those same two periods. Those increases were offset by a $519,000 decline in amortization of mortgage servicing rights (MSRs), a result of the slow-down in mortgage refinancings, and a $75,000 reduction in the Company's Ohio franchise tax expense.

     Also, the value of First Defiance's MSRs increased during the 2003 fourth quarter, allowing the Company to recover $335,000 of previously recorded impairment reserves. First Defiance recorded a similar adjustment of $268,000 during the 2002 fourth quarter. These recovery adjustments to the impairment reserves reduce the Company's overall non-interest expense. As of December 31, 2003, First Defiance has a remaining impairment reserve of $606,000 against a servicing portfolio that has a net book value before impairment of $4.0 million. First Defiance's MSRs have a weighted average value of 0.87% of the unpaid principal balance of the loans serviced.

Credit Quality Remains Excellent

     At December 31, 2003, First Defiance had non-performing loans of $2.5 million, total non-performing assets of $2.9 million and an allowance for loan losses of $8.8 million compared to non-performing loans of $2.5 million, non-performing assets of $2.7 million and an allowance for loan losses of $7.5 million at December 31, 2002. The December 31, 2003 non-performing loan and non-performing asset amounts also improved from the $3.0 million and $3.3 million levels reported as of September 30, 2003. The allowance for loan losses to non-performing loans was 347.5% and non-performing assets to total assets were just 0.28% at December 31, 2003 compared to 296.9% and 0.31%, respectively, for the same ratios at December 31, 2002.

     The Company's provision for loan losses for the 2003 fourth quarter was $534,000 compared with $328,000 for the 2002 fourth quarter. The increase in the loan loss provision over the prior amount was required to maintain the allowance at the appropriate level given the recent significant growth in the Company's commercial real estate and commercial loan portfolios. First Defiance charged off a total of $267,000 of non-performing loans (net of recoveries) during the fourth quarter of 2003 (0.15% of average loans annualized), compared to $88,000 of net charge-offs during the fourth quarter of 2002 (0.06% of average loans annualized). For the full year in 2003, First Defiance had total net charge-offs of $371,000, which were just 0.05% of the average loan balance for the year. By comparison, net charge-offs for 2002 totaled $503,000, which were 0.10% of average assets.

     "We are pleased that our asset quality numbers remain very good," commented Mr. Small. "It's a credit to the hard work of our commercial lending staff and our credit department that we have been able to grow our loan balances in the commercial and non-real estate portfolios by nearly 40% over the past year and by nearly 84% over the past three years, with no deterioration in our credit quality ratios and only minimal charge-offs."

Net Interest Income Growth, Gain on Sale Increases Drive Annual Continuing Operations Gains

     First Defiance's increase in earnings from continuing operations for the year ended December 31, 2003 is due primarily to a $5.0 million increase in net interest income and a $5.9 million increase in non-interest income.

     For the year, interest income increased by $3.8 million while interest expense declined by $1.2 million. The growth in interest income is due to the significant increase in the Company's loan portfolios, which increased in total by $164.9 million to $741.3 million at December 31, 2003 from $576.4 million at December 31, 2002. The growth is due both to the acquisition of the three banking offices in June and to continued organic growth in the commercial real estate, commercial, and home equity loan portfolios. In comparing 2003 to 2002, it should also be noted that 2002 net interest income results were negatively impacted by the significant amount of liquidity that First Defiance received immediately following the sale of The Leader. Because of market conditions at the time, that liquidity was initially invested in shorter-term investments, which by the end of 2003 had effectively been redeployed in loans. The decline in interest expense between those two periods was a result of a 73 basis point drop in the cost of interest-bearing liabilities between the 2002 and 2003 annual periods. The overall net interest margin for First Defiance for 2003 was 3.42% compared to 3.38% for 2002.

     The historically low interest rate environment, which began in the third quarter of 2002 and lasted through the first eight months of 2003, allowed the Company to realize $7.2 million of gains from the sale of mortgage loans for 2003, an increase of $2.6 million or 57% over the $4.6 million reported for 2002. First Defiance also realized a $713,000 increase in service fee income in 2003, a $446,000 increase in commission income from insurance and securities sales and a $665,000 increase in earnings from the investment in BOLI, which was made in the fourth quarter of 2002. First Defiance also took advantage of favorable investment securities prices in 2003 and realized net securities gains of $1.6 million for the year compared to just $21,000 in 2002.

     For 2003, non-interest expenses increased by $2.2 million, or 8.5%, to $28.4 million from $26.2 million in 2002. Most of the increase was in compensation and benefits, which increased by $2.0 million, from $14.1 million in 2002 to $16.1 million in 2003. That increase was attributable to the addition of the three new banking offices in June 2003 as well as a steady expansion of the Company's commercial lending staff starting in mid-2002 and continuing through 2003.

     "We accomplished a great deal in 2003," commented Mr. Small. "In addition to the successful integration of the banking offices we acquired in June, we expanded our branch network further in December with the opening of a new branch on the east side of Findlay; our third branch in that attractive market area. Next month we will open another new branch, our 19th, in Maumee, Ohio, a suburb of Toledo, where we have a very successful loan production office. We think our community financial services strategy will continue to be effective and our recent expansion provides a platform to continue to grow both revenue and earnings."

2004 Guidance

     "Looking ahead to 2004, the challenge that we face, along with most other community banks, is replacing the mortgage banking income that contributed significantly to our success in 2003," added Mr. Small. "We have budgeted net income for 2004 to increase slightly over the 2003 total. The keys to achieving that goal will be continued growth in our loan portfolios and success in sustaining the growth in our core deposit accounts, especially the non-interest bearing accounts."

     In preparing its budget for 2004, management has made the following assumptions:

     o Loans are projected to grow by approximately 17% for the year, with most of the growth in the commercial real estate, commercial, and home equity categories.

     o Deposits are budgeted to grow 11%, with emphasis given to growth in core deposit accounts, especially non-interest bearing checking accounts.

     o Net interest margin is estimated to be in the 3.55%-3.60% range for the 2004 first quarter and is projected to increase to approximately 3.70%-3.75% by the 2004 fourth quarter. The budget includes a projected 0.50% rate hike in the Fed Funds rate in mid 2004. Margins will be negatively impacted relative to budget if interest rates remain flat.

     o Gains from the sale of mortgage loans are estimated to be in the range of $650,000 to $700,000 per quarter for 2004. Other non-interest income is projected to increase by 15% over 2003. Management did not budget any securities gains.

     o Compensation and benefits expense is anticipated to increase by approximately 9% in 2004 from 2003 based on anticipated staffing increases, budgeted salary increases in the 3% to 4% range and benefit cost increases of 10%.

     o Just as gains from mortgage banking are projected lower, so are MSR amortization costs, which are anticipated to decline from $2.0 million in 2003 to approximately $800,000 in 2004. Management has not budgeted for either additional impairment or impairment recovery, although approximately $600,000 of impairment reserves remain at December 31, 2003



     o Other non-interest expenses, excluding compensation and benefits and MSR amortization and impairment, are projected to increase by 7%, with much of that cost in added occupancy costs resulting from the opening of the Findlay East branch in December 2003 and the Maumee branch in February 2004.

     o The Company will continue to repurchase its stock, but at lower levels than in the prior year. Budgeted repurchases are approximately 25,000 shares per quarter.

     Based on these factors, management estimates that net income per share for 2004 will range from $1.90 to $2.00 per share. Factors such as changes in interest rates, economic conditions or competitive pressures as well as future management decisions on de novo branching, acquisitions, and a variety of other matters may impact these estimated amounts.

Conference Call

     First Defiance Financial Corp. will host a conference call at 11:00 a.m.
(EST) on Tuesday, January 20, 2004 to discuss the earnings results and business trends. The conference call may be accessed by calling 888-880-1525. The passcode for the conference call is "First Defiance." The conference identification number for the call is 4809496. Participants should be prepared to provide both the passcode and conference identification number to access the call.

     Internet access to the call is also available (in listen-only mode) at the following Web address:
http://www.firstcallevents.com/service/ajwz395942078gf12.html.

     The audio replay of the Internet Webcast will be available at www.fdef.com until February 27, 2004. For those without Internet access, the earnings release will be available by fax or mail on request. To receive a copy, please call FDEF
Investor Relations at 614-825-1752.

About First Defiance Financial Corp.

     First Defiance Financial Corp., headquartered in Defiance, OH, is the holding company for First Federal Bank of the Midwest and First Insurance and Investments. First Federal operates 18 full service branches, one commercial loan production office and 24 ATM locations in northwest Ohio. First Insurance and Investments is the largest property and casualty insurance company in the Defiance, OH area and it also specializes in life and group health insurance and financial planning. For more information, visit the company's Web site at www.fdef.com.

                  -Financial Statements and Highlights Follow-

Safe Harbor Statement

Statements contained herein, including management's expectations, and Mr.
Small's comments, may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. The Company assumes no responsibility to update this information. For more details, please refer to the Company's SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

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Consolidated Balance Sheets
First Defiance Financial Corp.

                                                                                 December 31,           December 31,
(in thousands)                                                                       2003                   2002
--------------------------------------------------------------------------------------------------------------------

Assets
Cash and cash equivalents
     Cash and amounts due from depository institutions                           $    28,020            $   17,263
     Interest-bearing deposits                                                         9,763                11,395
                                                                                 ------------           -----------
                                                                                      37,783                28,658
Securities
     Available-for sale, carried at fair value                                       168,259               209,604
     Held-to-maturity, carried at amortized costs                                      2,776                 3,921
                                                                                 ------------           -----------
                                                                                     171,035               213,525
Loans held for sale                                                                    5,872                15,336
Loans                                                                                744,099               568,537
Allowance for loan losses                                                             (8,844)               (7,496)
                                                                                 ------------           -----------
Loans, net                                                                           741,127               576,377
Mortgage servicing rights                                                              3,431                 2,090
Accrued interest receivable                                                            4,742                 4,533
Federal Home Loan Bank stock and other interest-bearing assets                        17,766                18,302
Bank Owned Life Insurance                                                             17,952                15,144
Office properties and equipment                                                       23,846                19,958
Real estate and other assets held for sale                                               404                   206
Goodwill                                                                              20,544                 3,636
Other assets                                                                           1,969                 1,816
                                                                                 ------------           -----------
     Total Assets                                                                $ 1,040,599            $  884,245
                                                                                 ============           ===========

Liabilities and Stockholders' Equity
Non-interest-bearing deposits                                                    $    52,323            $   43,936
Interest-bearing deposits                                                            676,673               555,637
                                                                                 ------------           -----------
      Total deposits                                                                 728,996               599,573
Advances from Federal Home Loan Bank                                                 164,522               149,096
Notes payable and other interest-bearing liabilities                                  12,267                 4,308
Advance payments by borrowers for tax and insurance                                      231                   316
Deferred taxes                                                                         1,859                 2,299
Other liabilities                                                                      8,455                 8,543
                                                                                 ------------           -----------
      Total liabilities                                                              916,330               764,135
Stockholders' Equity
      Preferred stock                                                                      -                     -
      Common stock                                                                        63                    64
      Additional paid-in-capital                                                      51,144                50,702
      Stock acquired by ESOP                                                          (1,904)               (2,387)
      Deferred compensation                                                              (11)                  (30)
      Accumulated other comprehensive income                                           4,017                 6,455
      Retained earnings                                                               70,960                65,306
                                                                                 ------------           -----------
      Total stockholders' equity                                                     124,269               120,110
                                                                                 ------------           -----------
      Total liabilities and stockholders' equity                                 $ 1,040,599            $  884,245
                                                                                 ============           ===========


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Consolidated Statements of Income (Unaudited)
First Defiance Financial Corp.
                                                                  Three Months Ended         Twelve Months Ended
                                                                      December 31,               December 31,
                                                                      ------------               ------------
(in thousands, except per share amounts)                           2003         2002          2003         2002
------------------------------------------------------------------------------------------------------------------
Interest Income:
     Loans                                                        $10,918      $ 9,549       $41,165      $36,871
     Investment securities                                          1,973        2,647         8,491        8,550
    Interest-bearing deposits                                          64          101           280          720
                                                                 ---------     -------      ---------    ---------
Total interest income                                              12,955       12,297        49,936       46,141
Interest Expense:
     Deposits                                                       3,160        3,892        13,435       16,508
     FHLB advances and other                                        1,790        1,799         7,343        5,276
     Notes Payable                                                     30           10            77          260
                                                                 ---------     -------      ---------    ---------
Total interest expense                                              4,980        5,701        20,855       22,044
                                                                 ---------     -------      ---------    ---------
Net interest income                                                 7,975        6,596        29,081       24,097
Provision for loan losses                                             534          328         1,719        1,451
                                                                 ---------     -------      ---------    ---------
Net interest income after provision for loan losses                 7,441        6,268        27,362       22,646
Non-interest Income:
     Service fees and other charges                                 1,243        1,046         4,480        3,767
     Dividends on stock and other interest income                     178          203           695          904
     Gain on sale of loans                                            583        2,310         7,173        4,565
     Gain on sale of securities                                       656            -         1,575           21
     Insurance commissions                                            895          746         3,712        3,266
     Trust income                                                      45           31           161          117
     Income from Bank Owned Life Insurance                            192          144           809          144
     Other non-interest income                                         43           38           183          137
                                                                 ---------     -------      ---------    ---------
Total Non-interest Income                                           3,835        4,518        18,788       12,921
Non-interest Expense:
     Compensation and benefits                                      4,155        3,676        16,120       14,104
     Occupancy                                                        812          719         3,040        2,802
     SAIF deposit insurance premiums                                   98           25           183          123
     State franchise tax                                              280          355         1,118        1,351
     Data processing                                                  484          404         1,841        1,457
     Amortization of mortgage servicing rights                        143          662         1,969        1,439
     Net impairment (recovery) of mortgage servicing rights          (335)        (268)         (717)         517
     Amortization of goodwill and other intangibles                    31            -            70          200
     Other non-interest expense                                     1,217        1,129         4,754        4,168
                                                                 ---------     -------      ---------    ---------
Total Non-interest Expense                                          6,885        6,702        28,378       26,161
                                                                 ---------     -------      ---------    ---------
Income before income taxes                                          4,391        4,084        17,772        9,406
Income taxes                                                        1,572        1,319         5,690        2,986
                                                                 ---------     -------      ---------    ---------
Income from continuing operations                                   2,819        2,765        12,082        6,420
Discontinued operations, net of tax                                     -         (494)            -        8,853
                                                                 ---------     -------      ---------    ---------
Income before cumulative effect of a change
in accounting principle                                             2,819        2,271        12,082       15,273
Cumulative effect of change in method
of accounting for goodwill                                              -            -             -         (194)
                                                                 ---------     -------      ---------    ---------
Net income                                                        $ 2,819      $ 2,271       $12,082      $15,079
                                                                 =========     =======      =========    =========

Earnings per share:
Basic:
     From continuing operations                                    $ 0.47       $ 0.45        $ 2.00       $ 1.01
     Discontinued operations, net of tax                                -        (0.08)            -         1.39
     Cumulative effect of change in method
     of accounting for goodwill                                         -            -             -        (0.03)
     Net income                                                    $ 0.47       $ 0.37        $ 2.00       $ 2.37

Diluted:
     From continuing operations                                    $ 0.44       $ 0.43        $ 1.91       $ 0.97
     Discontinued operations, net of tax                                -        (0.08)            -         1.34
     Cumulative effect of change in method
     of accounting for goodwill                                         -            -             -        (0.03)
     Net income                                                    $ 0.44       $ 0.35        $ 1.91       $ 2.28

Average Shares Outstanding
Basic                                                               6,038        6,216         6,036        6,359
Diluted                                                             6,380        6,471         6,319        6,609

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Financial Summary and Comparison
First Defiance Financial Corp.
                                                           Three months ended                     Twelve Months Ended
                                                              December 31,                           December 31,
                                                              ------------                           ------------
(in thousands, except per share data)                       2003        2002     % change          2003        2002    % change
-------------------------------------------------------------------------------------------------------------------------------
Summary of Operations

Tax-equivalent interest income (1)                          13,140      12,519      5.0            50,699      46,842      8.2
Interest expense                                             4,980       5,701    (12.6)           20,855      22,044     (5.4)
Tax-equivalent net interest income (1)                       8,160       6,818     19.7            29,844      24,798     20.3
Provision for loan losses                                      534         328     62.8             1,719       1,451     18.5
Tax-equivalent NII after provision for loan loss (1)         7,626       6,490     17.5            28,125      23,347     20.5
Securities gains (losses)                                      656           -      N/M             1,575          21  7,400.0
Non-interest income-excluding securities gains ( losses)     3,179       4,518    (29.6)           17,213      12,900     33.4
Non-interest expense                                         6,885       6,702      2.7            28,378      26,161      8.5
Income taxes                                                 1,572       1,319     19.2             5,690       2,986     90.6
Income from continuing operations                            2,819       2,765      2.0            12,082       6,420     88.2
Tax equivalent adjustment (1)                                  185         222    (16.7)              763         701      8.8
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At Period End
Assets                                                   1,040,599     884,245     17.7
Earning assets                                             939,691     819,599     14.7
Loans                                                      749,971     583,873     28.4
Allowance for loan losses                                    8,844       7,496     18.0
Deposits                                                   728,996     599,573     21.6
Stockholders' equity                                       124,269     120,110      3.5
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Average Balances
Assets                                                   1,038,384     877,940     18.3           975,047     946,497      3.0
Earning assets                                             941,839     818,903     15.0           893,430     761,357     17.3
Deposits and interest-bearing liabilities                  904,468     743,588     21.6           795,905     658,769     20.8
Loans                                                      731,665     560,363     30.6           667,165     525,855     26.9
Deposits                                                   735,451     596,053     23.4           680,539     580,622     17.2
Stockholders' equity                                       123,266     121,519      1.4           121,234     119,072      1.8
Stockholders' equity / assets                               11.87%      13.84%    (14.2)           12.43%      12.58%     (1.2)
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Per Common Share Data
Income from continuing operations
     Basic                                                  $ 0.47      $ 0.45      3.8            $ 2.00      $ 1.01     98.3
     Diluted                                                  0.44        0.43      2.8              1.91        0.97     96.8
Dividends                                                     0.20        0.15     33.3              0.65        0.54     20.4
Market Value:
     High                                                  $ 30.65     $ 19.73     55.3           $ 30.65     $ 21.44     43.0
     Low                                                     24.00       15.78     52.1             18.21       15.12     20.4
     Close                                                   25.90       18.90     37.0             25.90       18.90     37.0
Book Value                                                   19.64       18.73      4.9
Tangible Book Value                                          16.39       18.17     (9.8)
Shares outstanding, end of period (000)                      6,328       6,412     (1.3)
-------------------------------------------------------------------------------------------------------------------------------
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)                       3.51%       3.40%      3.3             3.42%       3.38%      1.3
Return on average assets (2)                                  1.09        1.26    (13.8)             1.24        0.68     82.7
Return on average equity                                      9.15        9.10      0.5              9.97        5.39     84.8
Efficiency ratio (3)                                         60.72       59.12      2.7             60.31       69.40    (13.1)
Effective tax rate                                           35.80       32.30     10.8             32.02       31.75      0.8
Dividend payout ratio (basic)                                42.84       33.33     28.5             32.47       53.47    (39.3)
-------------------------------------------------------------------------------------------------------------------------------


(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2) Income from continuing operations divided by assets, excluding those of discontinue operations.
(3) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.
NM  Percentage change not meaningful

--------------------------------------------------------------------------------------------------------------------
Continuing Operations Yield Analysis
First Defiance Financial Corp.
                                                                      Three Months Ended  December 31
                                              ----------------------------------------------------------------------
                                                             2003                                  2002
                                              --------------------------------      --------------------------------
                                              Average                 Yield         Average                Yield
                                              Balance     Interest(1) Rate(2)       Balance     Interest(1)Rate(2)
Interest-earning assets:
   Loans receivable                             $ 731,665    $ 10,923   5.92%         $ 560,363    $ 9,611    6.80%
   Securities                                     172,703       2,153   4.95%           214,609      2,807    5.19%
   Interest Bearing Deposits                       19,880          64   1.28%            24,995        101    1.60%
   FHLB stock and other                            17,591         178   4.01%            18,936        203    4.25%
                                              ------------------------              -----------------------
   Total interest-earning assets                  941,839      13,318   5.61%           818,903     12,722    6.16%
   Non-interest-earning assets                     96,545                                59,037
                                              ------------                          ------------
Total assets                                  $ 1,038,384                             $ 877,940
                                              ============                          ============
Deposits and Interest-bearing liabilities:
   Interest bearing deposits                    $ 682,287     $ 3,160   1.84%         $ 557,514    $ 3,892    2.77%
   FHLB advances and other                        155,870       1,790   4.56%           143,123      1,799    4.99%
   Other Borrowings                                13,147          30   0.91%             4,412         10    0.90%
                                              ------------------------              -----------------------
   Total interest-bearing liabilities             851,304       4,980   2.32%           705,049      5,701    3.21%
   Non-interest bearing deposits                   53,164            -      -            38,539            -      -
                                              ------------------------              -----------------------
Total including non-interest-bearing demand
deposits                                          904,468       4,980   2.18%           743,588      5,701    3.04%
Other non-interest-bearing liabilities             10,650                                12,833
                                              ------------                          ------------
Total liabilities                                 915,118                               756,421
   Stockholders' equity                           123,266                               121,519
                                              ------------                          ------------
Total liabilities and stock-holders'equity    $ 1,038,384                             $ 877,940
                                              ============------------              ============-----------
Net interest income; interest rate spread                     $ 8,338   3.29%                      $ 7,021    2.96%
                                                          ====================                  ====================
Net interest margin (3)                                                 3.51%                                 3.40%
                                                                      ========                             =========
Average interest-earning assets  to average
interest bearing liabilities                                             111%                                  116%
                                                                      ========                             =========

                                                                      Twelve Months Ended  December 31
                                              ----------------------------------------------------------------------
                                                             2003                                  2002
                                              --------------------------------      --------------------------------
                                              Average                 Yield         Average                Yield
                                              Balance     Interest(1) Rate(2)       Balance     Interest(1)Rate(2)
Interest-earning assets:
   Loans receivable                             $ 667,165    $ 41,233   6.18%         $ 525,855   $ 37,095    7.05%
   Securities                                     186,631       9,186   4.92%           168,329      9,027    5.36%
   Interest Bearing Deposits                       22,082         280   1.27%            44,285        720    1.63%
   FHLB stock and other                            17,552         695   3.96%            22,888        904    3.95%
                                              ------------------------              -----------------------
   Total interest-earning assets                  893,430      51,394   5.75%           761,357     47,746    6.27%
   Non-interest-earning assets (including assets
   of  discontinued operations                     81,617                               185,140
                                              ------------                          ------------
Total assets                                    $ 975,047                             $ 946,497
                                              ============                          ============
Deposits and Interest-bearing liabilities (4):
   Interest bearing deposits                    $ 633,034    $ 13,435   2.12%         $ 547,533   $ 16,508    3.01%
   FHLB advances and other                        155,301       7,343   4.73%           103,552      5,276    5.10%
   Other Borrowings                                 7,570          77   1.02%             7,684        260    3.38%
                                              ------------------------              -----------------------
   Total interest-bearing liabilities             795,905      20,855   2.62%           658,769     22,044    3.35%
   Non-interest bearing deposits                   47,505            -      -            33,089            -      -
                                              ------------------------              -----------------------
Total including non-interest-bearing demand
deposits                                          843,410      20,855   2.47%           691,858     22,044    3.19%
Other non-interest-bearing liabilities
(including libilities of discontinued operations  l10,403                               135,567
                                              ------------                          ------------
Total liabilities                                 853,813                               827,425
   Stockholders' equity                           121,234                               119,072
                                              ------------                          ------------
Total liabilities and stock-holders'equity      $ 975,047                             $ 946,497
                                              ============------------              ============-----------
Net interest income; interest rate spread                    $ 30,539   3.13%                     $ 25,702    2.92%
                                                          ====================                  ====================
Net interest margin (3)                                                 3.42%                                 3.38%
                                                                      ========                             =========
Average interest-earning assets  to average
interest bearing liabilities                                             112%                                  116%
                                                                      ========                             =========

--------------------------------------------------------------------------------
(1) Interest on certain tax exempt loans and securties is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.

(2)  Annualized

(3) Net interest margin is net interest income divided by average interest-earning assets.

(4) This analysis does not reflect borrowings to fund discontinued operations for a portion of the twelve months ended December 31, 2003


--------------------------------------------------------------------------------------------------------------------------
 Selected Quarterly Information
First Defiance Financial Corp.

(in thousands, except per share data)                4th Qtr 2003 3rd Qtr 2003  2nd Qtr 2003  1st Qtr 2003  4th  Qtr 2002
--------------------------------------------------------------------------------------------------------------------------
Summary of Operations
Tax-equivalent interest income (1)                       $ 13,140      $ 13,136      $ 12,394      $ 12,018      $ 12,518
Interest expense                                            4,980         5,198         5,320         5,357         5,701
Tax-equivalent net interest income (1)                      8,160         7,938         7,074         6,661         6,818
Provision for loan losses                                     534           497           353           335           328
Tax-equivalent NII after provision for loan losses (1)      7,626         7,742         6,721         6,326         6,489
Investment securities gains                                   656             -           288           631             -
Non-interest income (excluding securities gains/losses)     3,179         4,839         5,049         4,160         4,518
Non-interest expense                                        6,885         6,776         7,701         7,015         6,702
Income taxes                                                1,572         1,715         1,246         1,157         1,319
Income from continuing operations                           2,819         3,681         2,880         2,718         2,765
Discontinued operations, net of tax                             -             -             -             -          (494)
Net income                                                  2,819         3,681         2,880         2,718         2,271
Tax equivalent adjustment (1)                                 185           233           233           227           221
--------------------------------------------------------------------------------------------------------------------------
At Period End
Total assets                                           $1,040,599    $1,032,942    $1,048,614     $ 896,576     $ 884,245
Earning assets                                            939,691       925,187       944,052       821,678       819,599
Loans                                                     749,971       730,471       708,215       594,431       583,873
Allowance for loan losses                                   8,844         8,577         8,105         7,924         7,496
Deposits                                                  728,996       735,407       751,705       607,966       599,573
Stockholders' equity                                      124,269       123,179       121,585       120,147       120,110
Stockholders' equity / assets                              11.94%        11.93%        11.59%        13.40%        13.58%
Goodwill                                                   20,544        20,548        20,412         3,658         3,636
--------------------------------------------------------------------------------------------------------------------------
Average Balances (2)
Total assets                                           $1,038,384    $1,038,188     $ 939,077     $ 884,538     $ 877,940
Earning assets                                            941,839       945,431       865,144       821,307       818,903
Deposits and interest-bearing liabilities                 904,468       855,294       808,433       715,095       743,588
Loans                                                     731,665       713,402       633,755       589,837       560,363
Deposits                                                  735,451       743,293       649,550       593,863       596,053
Stockholders' equity                                      123,266       120,536       120,888       120,253       121,519
Stockholders' equity / assets                              11.87%        11.61%        12.87%        13.60%        13.84%
--------------------------------------------------------------------------------------------------------------------------
Per Common Share Data
Basic:
From continuing operations                                 $ 0.47        $ 0.61        $ 0.48        $ 0.45        $ 0.45
Discontinued operations, net of tax                             -             -             -             -         (0.08)
Net income                                                   0.47          0.61          0.48          0.45          0.37

Diluted:
From continuing operations                                 $ 0.44        $ 0.58        $ 0.46        $ 0.43        $ 0.43
Discontinued operations, net of tax                             -             -             -             -         (0.08)
Net income                                                   0.44          0.58          0.46          0.43          0.35
Dividends                                                    0.20          0.15          0.15          0.15          0.15

Market Value:
High                                                      $ 30.65       $ 26.64       $ 20.55       $ 20.67       $ 19.70
Low                                                         24.00         19.46         18.56         18.21         15.78
Close                                                       25.90         23.30         19.84         18.55         18.90
Book Value                                                  19.64         19.56         19.36         18.93         18.73
Shares outstanding, end of period (in thousands)            6,328         6,295         6,281         6,347         6,412
--------------------------------------------------------------------------------------------------------------------------
Performance Ratios (annualized- continuing operations only)
Tax-equivalent net interest margin                          3.51%         3.46%         3.36%         3.37%         3.40%
Return on average assets (3)                                 1.09          1.41          1.23          1.23          1.26
Return on average equity                                     9.15         12.14          9.53          9.04          9.10
Efficiency ratio  (4)                                      60.72%        53.03%        63.52%        64.83%        59.12%
Effective tax rate                                          35.80         31.78         30.20         29.86         32.30
Dividend payout ratio (basic)                               42.84         24.46         31.25         33.33         33.33
-------------------------------------------------------------------------------------------------------------------------

(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)  Average balances do not reflect borrowings to fund discontinued operations
(3) Income from continuing operations divided by assets, excluding assets of discontinued operations
(4) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.

--------------------------------------------------------------------------------------------------------------------------------
 Selected Quarterly Information
First Defiance Financial Corp.

(in thousands, except per share data)                4th Qtr 2003    3rd Qtr 2003     2nd Qtr 2003   1st Qtr 2003  4th  Qtr 2002
--------------------------------------------------------------------------------------------------------------------------------
Loan Portfolio Composition
One to four family residential real estate           $ 167,983       $ 165,914        $ 167,412       $ 149,717       $ 157,691
Construction                                            16,830          16,457           15,559          13,342          15,357
Commercial real estate                                 341,423         321,602          307,871         252,939         227,754
Commercial                                             120,677         130,001          124,332         106,650         104,070
Consumer finance                                        40,257          40,532           42,189          35,938          37,579
Home equity and improvement                             70,038          63,853           59,450          53,860          49,889
                                                     ----------      -----------      -----------     -----------     ----------
Total loans                                            757,208         738,359          716,813         612,446         592,340
Less:
   Loans in process                                      6,079           6,713            7,431           5,407           7,255
   Deferred loan origination fees                        1,158           1,175            1,167           1,217           1,212
  Allowance for loan loss                                8,844           8,577            8,105           7,924           7,496
                                                     ----------      -----------      -----------     -----------     ----------
Net Loans                                            $ 741,127       $ 721,894        $ 700,110       $ 597,898       $ 576,377
                                                     ==========      ===========      ===========     ===========     ==========

--------------------------------------------------------------------------------------------------------------------------------
Allowance for loan loss activity
Beginning allowance                                  $   8,577       $   8,106        $   7,924       $   7,496       $   7,256
Provision for loan losses                                  534             497              353             335             328
   Credit loss charge-offs:
     One to four family residential real estate              -               -               18               -              28
     Commercial real estate                                  -               -              162               -               -
     Commercial                                            260              52               38              25              16
     Consumer finance                                       37              45               38              50              86
     Home equity and improvement                             -               -                -               -               -
                                                     ----------      -----------      -----------     -----------     ----------
Total charge-offs                                          297              97              256              75             130
Total recoveries                                            30              71               85             168              42
                                                     ----------      -----------      -----------     -----------     ----------
Net charge-offs (recoveries)                               267              26              171             (93)             88
                                                     ----------      -----------      -----------     -----------     ----------
Ending allowance                                     $   8,844       $   8,577        $   8,106       $   7,924       $   7,496
                                                     ==========      ===========      ===========     ===========     ==========

--------------------------------------------------------------------------------------------------------------------------------
Credit Quality
Non-accrual loans                                    $   2,545       $   2,975        $   3,273       $   2,756       $   2,525
Loans over 90 days past due and still accruing               -               -                -               -               -
                                                     ----------      -----------      -----------     -----------     ----------
 Total non-performing loans (1)                          2,545           2,975            3,273           2,756           2,525
Real estate owned (REO)                                    404             324               63              59             206
                                                     ----------      -----------      -----------     -----------     ----------
 Total non-performing assets (1)                     $   2,949       $   3,299        $   3,336       $   2,815       $   2,731
                                                     ==========      ===========      ===========     ===========     ==========
Net charge-offs                                            267              26              171             (93)             88

Allowance for loan losses/loans                           1.18%           1.17%            1.14%           1.31%           1.28%
Allowance for loan losses/non-performing assets         299.90          259.99           242.96          281.49          274.48
Allowance for loan losses/non-performing loans          347.50          288.30           247.63          287.52          296.87
Non-performing assets/loans plus REO                      0.39            0.45             0.47            0.46            0.47
Non-performing assets/total assets                        0.28            0.32             0.32            0.31            0.31
Net charge-offs/average loans ( annualized)               0.15            0.01             0.11           (0.06)           0.06

--------------------------------------------------------------------------------------------------------------------------------
Deposit Balances
Non-interest-bearing demand deposits                 $  52,323       $  52,190         $ 51,798       $  47,673       $  43,936
Interest-bearing demand deposits and money market      216,042         215,641          212,123         172,740         170,354
Savings deposits                                        51,767          51,532           51,693          41,375          39,363
Time deposits less than $100,000                       312,089         324,262          341,880         264,938         282,464
Time deposits greater than $100,000                     96,775          91,782           94,211          81,240          63,456
                                                     ----------      -----------      -----------     -----------     ----------
Total deposits                                       $ 728,996       $ 735,407        $ 751,705       $ 607,966       $ 599,573
                                                     ==========      ===========      ===========     ===========     ==========

--------------------------------------------------------------------------------------------------------------------------------<

(1) Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired under the criteria of FASB Statement No. 114. Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.